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EXHIBIT 4.7

                                                                  CONFORMED COPY

                             INTERCREDITOR AGREEMENT

      This INTERCREDITOR AGREEMENT, dated as of June 10, 2004 is entered into by and among CONGRESS FINANCIAL CORPORATION (WESTERN), as Senior Agent (as defined below), BNY Western Trust Company, as trustee and collateral agent under the Indenture referred to below, ROCKFORD CORPORATION, an Arizona corporation (the "Company"), and Audio Innovations, Inc., an Oklahoma corporation ("AII" and, together with the Company, the "Borrowers" and each individually a "Borrower").

                                   WITNESSETH:

      WHEREAS, the Borrowers, the financial institutions party to the Senior Facility referred to below as lenders (the "Senior Lenders"), Congress Financial Corporation (Western), as administrative agent and collateral agent for the Senior Lenders (in such capacity, the "Senior Agent"), and Wachovia Bank, National Association, as arranger, have entered into a Loan and Security Agreement dated as of March 29, 2004 (as such agreement may be amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time at the option of the parties thereto, and any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced as any such other agreements may from time to time at the option of the parties thereto be amended, restated, amended and restated, supplemented, renewed or otherwise modified, being collectively referred to herein as the "Senior Facility"); and

      WHEREAS, the Company and BNY Western Trust Company, as the trustee and the collateral agent (in its capacity as collateral agent and any successor collateral agent thereunder, the "Trustee") under the Indenture referred to below, propose to enter into an Indenture, dated as of June 10, 2004 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto, the "Indenture"), governing the rights and duties of the Company under the 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the "Notes"); and

      WHEREAS, it is a condition to the Closing of the purchase and sale of the Notes under the Securities Purchase Agreement dated as of June 10, 2004 that the Senior Agent (for itself and for the benefit of the Senior Lenders), the Trustee (for itself and for the benefit of the trustee under the Indenture and the Noteholders (as defined herein)) and the Borrowers enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
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      Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated) and capitalized terms defined in the Indenture used (but not otherwise defined) herein shall have the meanings ascribed to them in the Indenture:

      "Agreement" shall mean this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Bankruptcy Code" shall mean title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

      "Common Collateral" shall mean all of the assets of the Borrowers or any of their Subsidiaries whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

      "Comparable Noteholder Collateral Document" means, in relation to any Common Collateral subject to any Senior Lender Collateral Document, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by the Borrowers or their Subsidiaries.

      "Discharge of First Priority Lien Obligations" shall mean, payment in full of the principal of, interest and premium, if any, on all First Priority Lien Obligations and the termination of any commitments of the Senior Lenders under the Senior Facility.

      "Indenture" shall have the meaning set forth in the recitals hereto.

      "Insolvency or Liquidation Proceeding" shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to a Borrower or a Subsidiary of a Borrower, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to a Borrower or a Subsidiary of a Borrower or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of a Borrower or a Subsidiary of a Borrower whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of a Borrower or a Subsidiary of a Borrower.

      "Noteholder Collateral" shall mean all of the assets of a Borrower or any of the Borrower's Subsidiaries whether real, personal or mixed, in which the Noteholders or the Trustee or any of them now or hereafter holds a Lien as security for the Obligations.

      "Noteholder Collateral Documents" shall mean the Noteholder Security Agreement, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by the Borrowers or their Subsidiaries to secure the Obligations or under which rights or remedies with respect to any such Lien are


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governed, as the same may be amended, renewed, restated, extended, supplemented or modified from time to time.

      "Noteholder Documents" shall mean the Securities Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes (as defined in the Indenture), the Noteholder Collateral Documents, and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Obligations, as the same may be amended, renewed, restated, extended, supplemented or modified from time to time.

      "Noteholder Security Agreement" shall mean the Security Agreement, dated as of June 10, 2004, between the Borrowers and the Trustee, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Noteholders" shall mean the Persons holding the Notes or otherwise entitled to the benefit of the Obligations.

      "Person" shall mean any person, individual, sole proprietorship, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, association, institution, entity or other party, including, without limitation, any government and any political subdivision, agency or instrumentality thereof.

      "Recovery" shall have the meaning set forth in Section 6.5 hereof.

      "Required Lenders" shall mean, with respect to any amendment or modification of the Senior Facility, or any termination or waiver of any provision of the Senior Facility, or any consent or departure by the Borrowers therefrom, those Senior Lenders, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

      "Senior Agent" shall include, in addition to the Senior Agent referred to in the recitals hereto, the then acting collateral agent for the Senior Lenders (or if there is more than one agent, a majority of them) under the Senior Lender Documents and any successor thereto exercising substantially the same rights and powers, or if there is no acting Senior Agent under the Senior Facility, the Required Lenders.

      "Senior Facility" shall have the meaning set forth in the recitals hereto.

      "Senior Lender Collateral" shall mean all of the assets of the Borrowers or any of their Subsidiaries whether real, personal or mixed, which is the subject of a Lien that secures any First Priority Lien Obligation.

      "Senior Lender Collateral Documents" shall mean the Senior Facility and any other document or instrument pursuant to which a Lien is granted securing the First Priority Lien Obligations, as the same may be amended, renewed, restated, extended, supplemented or modified from time to time.


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      "Senior Lender Documents" shall mean the Senior Facility, all documents and instruments evidencing any other obligation under the Senior Facility or any First Priority Lien Obligation and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing any First Priority Lien Obligations, as any such document or instrument may from time to time be amended, renewed, restated, extended, supplemented or otherwise modified.

      "Senior Lenders" shall mean the Persons holding First Priority Lien Obligations, including, without limitation, the Senior Agent.

      "Trustee" shall include, in addition to the Trustee referred to in the recitals hereto, the then acting collateral agent under the Indenture and any successor thereto exercising substantially the same rights and powers, or if there is no acting collateral agent under the Indenture, the Noteholders holding a majority in principal amount of Notes then outstanding.

      "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of the State of New York, as amended.


      Section 2. Lien Priorities.

      2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Senior Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself, the trustee under the Indenture and the Noteholders, hereby agrees that:
(a) any Lien on the Common Collateral securing the First Priority Lien Obligations now or hereafter held by the Senior Agent or the Senior Lenders shall be senior and prior to any Lien on the Common Collateral securing the Obligations; and (b) any Lien on the Common Collateral now or hereafter held by the Trustee or the Noteholders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing the First Priority Lien Obligations. All Liens on the Common Collateral securing the First Priority Lien Obligations shall be and remain senior to all Liens on the Common Collateral securing the Obligations for all purposes, whether or not such Liens securing the First Priority Lien Obligations are subordinated to any Lien securing any other obligation of the Borrowers or their Subsidiaries.

      2.2 Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Noteholder, and the Senior Agent, for itself and on behalf of each Senior Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the unavoidability, priority, validity or enforceability of a Lien held by the Senior Agent or the Senior Lenders in the Senior Lender Collateral or by the Noteholders in the Common Collateral, as the case may be.


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      2.3 No New Liens. So long as the Discharge of First Priority Lien
Obligations has not occurred, (a) the parties hereto agree that, after the date hereof, if the Trustee shall hold any Lien on any assets of the Borrowers or their Subsidiaries securing the Obligations that are not also subject to the First Priority Liens of the Senior Agent under the Senior Lender Documents, the Trustee, upon demand by the Senior Agent, will either release such Lien or assign it to the Senior Agent as security for the First Priority Lien Obligations, (b) the parties hereto agree that, after the date hereof, if the Senior Agent shall hold any Lien on any assets of the Borrowers securing the First Priority Lien Obligations that are not also subject to the second-priority Lien of the Trustee under the Noteholder Documents, the Borrowers shall grant a second-priority Lien on such assets to the Trustee as security for the Obligations, and (c) the Borrowers agree not to grant or to permit any of their Subsidiaries to grant any Lien on any of their assets in favor of the Trustee or the Noteholders unless such Borrower, or Subsidiary, has granted a similar Lien on such assets in favor of the Senior Agent or the Senior Lenders.

      Section 3. Enforcement.

      3.1 Exercise of Remedies.

            (a) So long as the Discharge of First Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower of any Subsidiary of a Borrower, (i) the Trustee and the Noteholders will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the Senior Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder (and the Trustee and Noteholders shall be deemed to have consented to any such enforcement, exercise or determination); provided, however, (A) that in any Insolvency or Liquidation Proceeding commenced by or against a Borrower or any Subsidiary of a Borrower, the Trustee may file a claim or statement of interest with respect to the Obligations, and (B) the Trustee may take any action not adverse to the Liens on the Common Collateral securing the Senior Lender Claims in order to preserve or protect its rights in the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, the Senior Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a


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secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction. The Trustee and the Noteholders waive any rights they may have to require the Senior Agent or Senior Lenders to marshall assets.

            (b) The Trustee, on behalf of itself and the Noteholders, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral, unless and until the Discharge of First Priority Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Lien Obligations has occurred, except as expressly provided in the proviso in Section 3.1(a) (ii) above, the sole right of the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Lien Obligations has occurred.

            (c) Subject to the proviso in Section 3.1(a) (ii) above, (a) the Trustee, for itself or on behalf of the Noteholders, agrees that the Trustee and the Noteholders will not take any action that would hinder any exercise of remedies undertaken by the Senior Agent under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (b) the Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Agent or the Senior Lenders seek to enforce or collect the First Priority Lien Obligations or the Liens granted in any of the Senior Lender Collateral.

      3.2 Cooperation. Subject to the proviso in Section 3.1(a)(ii) above, the Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of First Priority Lien Obligations has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Senior Agent upon the request thereof) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents or otherwise.

      Section 4. Payments.

      4.1 Application of Proceeds. As long as the Discharge of First Priority Lien Obligations has not occurred, the cash proceeds of Common Collateral received in connection with the sale of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Senior Agent to the First Priority Lien Obligations in such order as specified in the Senior Facility until Discharge of First Priority Lien Obligations has occurred. Upon Discharge of the First Priority Lien Obligations, the Senior Agent shall deliver to the Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law.


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      4.2 Payments Over. Any Common Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

      Section 5. Other Agreements.

      5.1 Releases.

            (a) If in connection with:

                  (i) the exercise of the Senior Agent's rights or remedies in respect of the Common Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of such Common Collateral;

                  (ii) any sale, lease, exchange, transfer or other disposition of Common Collateral permitted under the terms of the Senior Facility (whether or not an event of default under, and as defined therein, has occurred and is continuing); or

                  (iii) any agreement between the Senior Agent and the Borrowers to release the Senior Agent's Lien on any portion of the Common Collateral, which release is not otherwise prohibited by the terms of the Noteholder Documents;

the Senior Agent, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Common Collateral, the Liens, if any, of the Trustee, for itself or for the benefit of the Noteholders, on such Common Collateral shall be automatically, unconditionally and simultaneously released and the Trustee, for itself or on behalf of any such Noteholder, promptly shall execute and deliver to the Senior Agent or the Borrowers such termination statements, releases and other documents as the Senior Agent or the Borrowers may request to effectively confirm such release provided, however, that if an Event of Default (as defined in the Indenture) exists as of the date of Discharge of First Priority Lien Obligations, the Liens, if any, of the Trustee, for itself or for the benefit of the Noteholders, on such Common Collateral shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Common Collateral was disposed of in order to repay the First Priority Lien Obligations.

            (b) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Senior Agent's own name, from time to time in the Senior Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and


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all appropriate action and to execute and file or record any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including, without limitation, any termination statements, endorsements or other instruments or transfer or release.

      5.2 Insurance. Unless and until the Discharge of First Priority Lien Obligations has occurred, the Senior Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Borrowers under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Priority Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to the Senior Agent for the benefit of the Senior Lenders to the extent required under the Senior Facility and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 4.2.

      5.3 Amendments to Noteholder Collateral Documents.

            (a) Without the prior written consent of the Senior Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be inconsistent with any of the terms of the Senior Lender Documents.

            (b) In the event the Senior Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Lender Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lender Collateral Document or changing in any manner the rights of the Senior Agent, the Senior Lenders, or the Borrowers thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or the Noteholders and without any action by the Trustee, the Noteholders or the Borrowers; provided, however, (A) that no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and (B) notice of such amendment, waiver or consent shall have been given to the Trustee.

      5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, and subject to Article IV of the Indenture, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Borrowers and their Subsidiaries in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the


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required payments of interest and principal so long as such receipt is permitted by Article IV of the Indenture and is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor or enforcement of any Lien held by any of them in contravention of this Agreement. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Priority Lien Obligations on the same basis as the other Liens securing the Obligations are so subordinated to such First Priority Lien Obligations under this Agreement. Nothing in this Agreement modifies any rights or remedies (x) the Senior Agent or the Senior Lenders may have with respect to the Senior Lender Collateral or (y) except as expressly set forth herein, the Trustee or the Noteholder may have with respect to the Noteholder Collateral.
The provisions of this Agreement are in addition to, and not in derogation of,
Article IV of the Indenture.

      5.5 Bailee for Perfection.

            (a) The Senior Agent agrees to hold the Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

            (b) Until the Discharge of First Priority Lien Obligations has occurred, the Senior Agent shall be entitled to deal with the Collateral in its possession or control in accordance with the terms of the Senior Lender Collateral Documents as if no bailee arrangement with the Trustee existed. The rights of the Trustee shall at all times be subject to the terms of this Agreement and to the Senior Agent's rights under the Senior Lender Documents.

            (c) The Senior Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Collateral in its possession or control is genuine or owned by the Borrowers or one of their Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this
Section 5.5. The duties or responsibilities of the Senior Agent under this
Section 5.5 shall be limited solely to holding the Collateral in its possession or control as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

            (d) The Senior Agent shall not have by reason of the Noteholder Security Agreement or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder.

            (e) Upon the Discharge of First Priority Lien Obligations, the Senior Agent shall deliver to the Trustee the Collateral in its possession or control together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Collateral) or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law.

      Section 6. Insolvency or Liquidation Proceedings.


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      6.1 Financing Issues. If any Borrower or any Subsidiary of a Borrower
shall be subject to any Insolvency or Liquidation Proceeding and the Senior Agent shall desire to permit the use of cash collateral or to permit such Borrower or Subsidiary to obtain financing under section 363 or section 364 of the Bankruptcy Code ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Obligations are so subordinated to First Priority Lien Obligations under this Agreement.

      6.2 Relief from the Automatic Stay. Until the Discharge of First Priority Lien Obligations has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Senior Agent and the Required Lenders.

      6.3 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Senior Agent or the Senior Lenders for adequate protection or (b) any objection by the Senior Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Senior Agent or the Senior Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of its cash collateral under section 363 or section 364 of the Bankruptcy Code, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Obligations are so subordinated to the First Priority Lien Obligations under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that the Senior Agent shall also be granted a senior Lien on such additional collateral as security for the First Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Obligations shall be subordinated to the Liens on such collateral securing the First Priority Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Obligations are so subordinated to such First Priority Lien Obligations under this Agreement.

      6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any Senior Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including, without limitation, the seeking by the Trustee or any Noteholder of adequate protection or the asserting


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by the Trustee or any Noteholder of any of its rights and remedies under the
Noteholder Documents or otherwise.

      6.5 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of a Borrower or any Subsidiary of a Borrower any amount (a "Recovery"), then the First Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to a Discharge of First Priority Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

      Section 7. Reliance; Waivers; etc.

      7.1 Reliance. (a) The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents and the grant to the Trustee on behalf of the Noteholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Borrowers shall be deemed to have been given and made in reliance upon this Agreement.

            (b) The Senior Agent, on behalf of itself and the Senior Lenders, acknowledges that it and the Senior Lenders have, independently and without reliance on the Trustee or any Noteholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into this Agreement and the transactions contemplated hereby and by the Senior Lender Documents and they will continue to make their own credit decision in taking or not taking any action under the Senior Lender Documents or this Agreement.

      7.2 No Warranties or Liability. (a) The Trustee, on behalf of itself and Noteholders, acknowledges and agrees that each of the Senior Agent and the Senior Lenders have made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit to the Borrowers in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Agent nor any Senior Lender shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrowers (including, without limitation, the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

            (b) The Senior Agent, on behalf of itself and the Senior Lenders, acknowledges and agrees that each of the Trustee and the Noteholders have made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Noteholder Documents.

      7.3 No Waiver of Lien Priorities.

            (a) No right of the Senior Lenders, the Senior Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or by any act or failure to act by any Senior Lender or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Lenders, or any of them, may have or be otherwise charged with;

            (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrowers under the Senior Lender Documents), the Senior Lenders, the Senior Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Trustee or any Noteholder, without incurring any liabilities to the Trustee or any Noteholder and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

                  (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of the Senior Lender Documents or any Lien in any Senior Lender Collateral or guaranty thereof or any liability of the Borrowers, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any increase in or extension of the First Priority Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Lenders, the First Priority Lien Obligations or any of the Senior Lender Documents;

                  (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lender Collateral or any liability of the Borrowers or their Subsidiaries to the Senior Lenders or the Senior Agent, or any liability incurred directly or indirectly in respect thereof;

                  (iii) settle or compromise any First Priority Lien Obligations or any other liability of the Borrowers or their Subsidiaries or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the First Priority Lien Obligations) in any manner or order; and

                  (iv) exercise or delay in or refrain from exercising any right or remedy against the Borrowers or their Subsidiaries or any security or any other Person, elect any remedy and otherwise deal freely with the Borrowers or their Subsidiaries and the Senior Lender Collateral and any security and any guarantor or any liability of the Borrowers or any guarantor to the Senior Lenders or any liability incurred directly or indirectly in respect thereof;

            (c) The Trustee, on behalf of itself and the Noteholders, also agrees that the Senior Lenders and the Senior Agent shall have no liability to the Trustee or any Noteholder, and the Trustee, on behalf of itself and the Noteholders, hereby waives any claim against any Senior Lender or the Senior Agent, arising out of any and all actions which the Senior Lenders or the Senior Agent may take or permit or omit to take with respect to: (i) the Senior Lender Documents, (ii) the collection of the First Priority Lien Obligations, or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Senior Lender Collateral. The Trustee, on behalf of itself and the Noteholders, agrees that the Senior Lenders and the Senior Agent have no duty to them in respect of the maintenance or preservation of the Senior Lender Collateral, the First Priority Lien Obligations or otherwise; and

            (d) The Trustee, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

      7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the Senior Lenders and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of the Senior Lender Documents or any Noteholder Documents;

            (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Lien Obligations or Obligations, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Facility or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

            (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Lien Obligations or Obligations or any guarantee thereof;

            (d) the commencement of any Insolvency or Liquidation Proceeding in respect of a Borrower or any Subsidiary of a Borrower; or

            (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any Subsidiary of a Borrower in respect of the First Priority Lien Obligations, or of the Trustee or any Noteholder in respect of this Agreement.

      Section 8. Miscellaneous.

      8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

      8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of First Priority Lien Obligations shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers constituting First Priority Lien Obligations on the faith hereof. The Trustee, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

      8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrowers shall not have any right to amend, modify or waive any provision of this Agreement without the consent of the Trustee or the Senior Agent, as applicable, nor shall any consent or signed writing be required of any of them to effect any amendment, modification or waiver of any provision of this Agreement, except that no amendment, modification or waiver affecting any obligation or right of the Borrowers hereunder shall be made without the consent of the Borrowers.

      8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The Senior Agent and the Senior Lenders shall be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and their Subsidiaries and all endorsers and/or guarantors of the Obligations or the First Priority Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations or the First Priority Lien Obligations. The Senior Agent and the Senior Lenders shall have no duty to advise the Trustee or any Noteholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Agent or any of the Senior Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any Noteholder, it or they shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

      8.5 Subrogation. The Trustee, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Lien Obligations has occurred.

      8.6 Application of Payments. All payments received by the Senior Agent or the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Lien Obligations as the Senior Agent or the Senior Lenders, in their sole discretion, deem appropriate.

      8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

      8.8 Notices. All notices to the Noteholders and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee and the Senior Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

      8.9 Further Assurances. The Trustee, on behalf of itself and the Noteholders, agrees that it shall take such further action and shall execute and deliver to the Senior Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

      8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at Los Angeles, California and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of California.

      8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Agent, the Senior Lenders, the Trustee, the Noteholders, the Borrowers and their respective permitted successors and assigns.

      8.12 Specific Performance. The Senior Agent may demand specific performance of this Agreement. The Trustee, on behalf of itself and the Noteholders hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent.

      8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding" and the word "through" means "to and including".

      8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

      8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

      8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Senior Agent and the Senior Lenders and their respective successors and assigns and, to the extent applicable, the Borrowers, the Trustee, and the Noteholders and their respective permitted successors and assigns. No other Person, shall have or be entitled to assert rights or benefits hereunder.

      8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrowers shall include any Borrower as debtor and debtor-in-possession and any receiver or trustee for a Borrower in any Insolvency or Liquidation Proceeding.

      8.18 Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Agent or the Senior Lenders. With respect to the Senior Lenders and the Senior Agent, the Trustee undertakes to perform or to observe only those covenants and obligations specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. The Trustee hereby disclaims any representation or warranty to the Senior Agent or Senior Lenders concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral. The Senior Agent agrees that it will give the Trustee prompt notice of the occurrence of the Discharge of the First Priority Lien Obligations, provided, however, the failure to give such notice will not impair any rights of the Senior Agent hereunder or the duties and obligations of the Trustee hereunder. Notwithstanding the provisions of Section 8.8, any notice to the Trustee will be effective only upon receipt.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        Senior Agent:

                                        CONGRESS FINANCIAL CORPORATION
                                        (WESTERN), as Senior Agent

                                        By:     /s/ D. B. Laughton
                                                --------------------------------
                                        Name:   D. B. Laughton
                                        Title:  Senior Vice President

                                        Address:
                                        251 South Lake Avenue
                                        Suite 900
                                        Pasadena, CA 91101
                                        Attn: Portfolio Manager


                                        Trustee:

                                        BNY WESTERN TRUST COMPANY, as
                                        Collateral Agent

                                        By:     /s/ Daren M. DiNicola
                                                --------------------------------
                                        Name:   Daren M. DiNicola
                                        Title:  V.P. & Bus. Group Mgr.

                                        Address:
                                        700 S. Flower Street - Suite 500
                                        Los Angeles, CA  90017
                                        Attention: Corporate Trust
                                           Administration
                                        Fax:  213-630-6298


                                        ROCKFORD CORPORATION

                                        By:     /s/ James M. Thomson
                                                --------------------------------
                                        Name:   James M. Thomson
                                        Title:  Chief Financial Officer

                                        Address:
                                        600 South Rockford Drive
                                        Tempe, Arizona 85281
                                        Telephone: (480) 967-3565
                                        Facsimile: (480) 966-3639


                                        AUDIO INNOVATIONS, INC.

                                        By:     /s/ James M. Thomson
                                                --------------------------------
                                        Name:   James M. Thomson
                                        Title:  Chief Financial Officer

                                        Address:
                                        Rockford Corporation
                                        600 S. Rockford Drive
                                        Tempe, AZ  85281
                                        Attn: James M. Thomson